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                                                                    EXHIBIT 10.4

                         _______________________________________________

                         DATED:

                         _______________________________________________

                         SERVICE LEVEL AGREEMENT

                         _______________________________________________

                         (1)      COPY DATA LIMITED


                         (2)      GEHIS LIMITED









                         DMH

                         100 Queens Road Brighton
                         East Sussex BN1 3YB


                         DMH is the new trading name of Donne Mileham & Haddock
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THIS AGREEMENT is made the

BETWEEN

1. COPY DATA LIMITED (registered number 3106266) whose registered office is at The Arena, Raleigh Court, Priestly Way, Crawley, West Sussex RH10 2PD ("Copydata")

2. GEHIS LIMITED (registered number 2101992) whose registered office is at Sapphire Court, Waisgrove Triangle, Coventry CV2 2TX ("Gehis")

IT IS HEREBY AGREED as follows:-

1.       DEFINITIONS

         In this agreement the following terms have the following meanings:

         "Channel" means the chain of supply of Contracted Items to Copydata being from the manufacturer and through a distributor;

         "Contracted Items" means items of stock of the type as listed in the Schedule;

         "Operations" means the division of Gehis responsible for managing the IT systems and requirements of Gehis;

         "Image" means a specification of additi64,ftq'uirements for the Contracted Items;

         "Minimum Stock Level" means the minimum levels of stock of the Contracted Items as set out in the Schedule, which may be revised by agreement in writing signed by both parties;

         "Terms" means the standard Copydata terms of supply of goods.

2.       STOCK LEVELS

                  2.1.1 Copydata undertakes to use all reasonable endeavours to maintain the Minimum Stock Level for all Contracted Items, but shall not be expected to do so for any Contractual Item which the Channel ceases to supply or reduces the supply of.

                  2.1.2 In order to try to minimise the effect on Gehis where supply of any Contracted Item through the Channel ceases or is reduced, Copydata will subject to written approval from Operations order such extra amounts of the Contracted Items as it believes reasonably necessary to meet the requirements of Gehis.
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         2.2.     Copydata shall send daily e-mails to Gehis showing the current stock levels of the Contracted Items.

         2.3. The Minimum Stock Level was agreed by the parties to cover the normal requirements of Operations. However if the entire stock of any Contracted Item is ordered during any 5 business day period-,without sufficient prior notice, it is acknowledged that Copydata shall not have had sufficient time to replenish the stock, and shall have no liability for any failure to meet a subsequent order within the next 5 business days. In order that Copydata can endeavour to meet any such orders, Gehis shall where it anticipates requiring in excess of the Minimum Stock Level of any Contracted Item give 5 business days notice.

3.       VALUE ADDED SERVICES

         In addition to the Terms under which Copydata presently supplies goods to Gehis, Copydata shall in respect of the Contracted Items provide the following Value Added Services:

         3.1.     Hardware Register

                  Copydata shall maintain, update and issue a register of all items that it has supplied to Gehis under this agreement (the "Hardware Register") on a monthly basis

         3.2.     Imaging

                  3.2.1 If requested to load images onto a Desktop or Laptop, Operations shall provide to Copydata a master Image, which Copydata shall apply to all the Contracted Items.

                  3.2.2 Copydata shall within the Hardware Register record details of the type of Image used on each system.

                  3.2.3 When there is any change in the technical specification of the Contracted Items Copydata shall with prior agreement make any reasonably necessary amendments to the Image and shall record a copy of the amended Image onto CD Rom and forward it to Operations.

4.       DELIVERY OF CONTRACTED ITEMS

         Subject to clause 2 Copydata shall deliver any Contracted Items ordered before 4pm on a business day before 10:30 the next business day. Gehis acknowledge that this delivery time is not a material term of the agreement. Orders must be made by fax or e-mail to the fax number or e-mail address as notified by Copydata, and must be placed by a person duly authorised by Gehis to place such orders.


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5.       REPORTING

         Copydata shall provide to Gehis monthly reports to include a full account of all the Contracted Items supplied for the month in the form of the Hardware Register by e-mail, such report to include details of order and delivery dates.

         Gehis and Copydata shall have regular (no less than quarterly) management meetings to discuss and review the trading relationship.

6.       TERM OF AGREEMENT

         This agreement shall commence on the date of signing for an initial period of 12 months (the "Initial Term") and shall automatically renew for subsequent periods of 12 months (a "Subsequent Term") unless either party serves at least 3 months written notice to terminate such notice to expire at the end of the Initial Term or any Subsequent Term, subject always to clause 7. and subject to a trial period of 90 days, from the commencement date during which Gehis may for any reason serve notice to terminate immediately.

7.       TERMINATION

         7.1. Either party shall be entitled forthwith to terminate this agreement by written notice to the other if that other party:

                  7.1.1 commits any continuing or material breach of any of the provisions of this agreement and, in the case of such a breach which is capable of remedy, fails to remedy the same within 60 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied;

                  7.1.2 shall be adjudged insolvent or bankrupt or shall be unable to pay its debts as they fall due or shall make assignment for the benefit of its creditors generally or have a receiver appointed for it or for any of its property or assets or if it shall discontinue or abandon or dispose of the whole or a substantial part of its business or shall have a petition presented or a resolution passed for its winding up or if a notice is issued convening a meeting. for the purpose of passing any such resolution the other party shall have the right at any time thereafter to terminate this agreement forthwith by notice to the first mentioned party;

                  7.1.3 is subject to a change in control (as defined in section 840 of the Income and Corporation Taxes Act
                           1988).

         7.2. For the purposes of clause 7.1.1, a breach shall be considered capable of remedy if the party in breach can comply with the provision in question in all respects other than as to the time of performance (provided that time of performance is not of the essence).


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8.       CONSEQUENCES OF TERMINATION

         Upon termination of this agreement for any reason Gehis shall purchase all of the Contracted Items held in stock by Copydata at the date of termination at the then current prices, which shall include any stock in excess of the Minimum Stock Level which has been purchased by Copydata under clause 2.1.2.

9.       FORCE MAJEURE

         Neither party hereto shall be liable to the other to the extent that fulfilment of its obligations to the other has been prevented, hindered or delayed by any circumstances beyond the control of either party and shall include (without restriction to the generality of the foregoing) riots, civil commotions, war, rebellion, national or international emergency or national or international strikes, lock-outs or other national or international labour disputes, destruction or damage due to natural causes, floods, fires or explosions.

10.      WAIVER

         The failure of a party to assist in any one or more instances upon the performance of any provisions of this agreement shall not be construed as a waiver or relinquishment of that party's rights to future performance of such provision and the other party's obligation in respect of such future performance shall continue in full force and effect.

11.      INVALIDITY AND SEVERABILITY

         If any provision of this agreement shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable the invalidity or unenforceability of such provision shall not affect the other provisions of this agreement and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect The parties hereby agree to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the economic legal and commercial objectives of the invalid or unenforceable provision

12.      DISPUTE RESOLUTION

         All disputes differences or questions arising out of this agreement or as to the rights and liabilities of the parties hereto or as to the construction or interpretation hereof shall be referred to the decision of a single person acting as an expert such person to be agreed between the parties or, in default of agreement, appointed at the request of either party by the President for the time being of the Chartered Institute of Accountants. Dispute Resolution shall take place in English in London.

13.      GENERAL

         13.1. Any notice required to be given by either party to the other in relation to this agreement shall be in writing and sent by registered post to the last known address


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                  of the recipient and shall be deemed to have been properly given and received 2 days after posting

         13.2. This agreement and the Terms represent the entire agreement and understanding between the parties and replace all other agreements between the parties relating to the subject matter of this agreement and there are no representations or obligations other than those contained or referred to therein

         13.3. This agreement shall be governed by English law and the parties submit to the exclusive jurisdiction of the courts of England and Wales

IN WITNESS this agreement has been duly executed


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                                    SCHEDULE

                                    CONTRACTED ITEMS              MINIMUM STOCK LEVEL
                                    ----------------              -------------------
                            HEWLETT PACKARD PRINTERS

           Hewlett Packard 1 1 00 Mono Laser Printer                       2
             Hewlett Packard 2100 Mono Laser Printer                       1
  Hewlett Packard 405ON Networked Mono Laser Printer                       1
                  Hewlett Packard 405ON Support Pack                       1
        Hewlett Packard 350 Deskjet Portable Printer                       5
                Hewlett Packard 950C Deskjet Printer                       5
               Hewlett Packard 2000C DeskJet Printer                       1
                  Hewlett Packard 2000C Support Pack                       1
                        Hewlett Packard Scanjet 5300                       1
                Hewlett Packard 17OX Jet Direct Card                       5

                                  DESKTOP & PORTABLE

                           Toshiba Toshport Solution                      15
                                        Toshdesk Kit                      10
               Dell Optiplex Workstations + Monitors                      15

                                      COMMUNICATIONS

                     3-Com 1 0/1 00 Pci Network Card                      10
                            Hayes External 56K Modem                       5
              3-Com External Voice Fax Message Modem                       5
                          3com 3CC1 56B Pcmcia Modem                      10
                             3-Com Terminal Adapters                       1
                              Hayes Terminal Adapter                       2
                                  D-Link 16 Port Hub                       1

                                    PERIPHERAL ITEMS

                      Iomega 10OMb Zip Drive & Disks                       2
                  Philip 80 Watt Multimedia Speakers                       2
                       Creative Labs 128 Sound Cards                       2
                               LG 52 x C.D Rom Drive                       5
                                   AC820 Modem Cable                      10
               3Com Pcmcia Replacement Network Cable                      10

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SIGNED by                        )
for and on behalf of COPYDATA    )
LIMITED in the presence of:-     )





SIGNED by                        )
for and on behalf of GEHIS       )
LIMITED in the presence of:-     )



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